UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2025

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave, 12th Fl
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement
On May 20, 2025, DBM Global Inc. (“DBMG”), a subsidiary of INNOVATE Corp. (“INNOVATE” or the “Company”), and certain other borrowers (together with DBMG, each a “Borrower” and collectively the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders which are party thereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, n.a., a national banking association, as Letter of Credit Issuer and as Administrative Agent. The Credit Agreement provides DBMG with senior secured debt financing in an amount up to $220.0 million in the aggregate, consisting of (i) a senior secured revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $135.0 million and (ii) a senior secured term loan facility (the “Term Loan Facility”, and together with the Revolving Facility, collectively, the “Credit Facility”) in the amount of $85.0 million. The Credit Agreement also contains an accordion feature to increase the allowable size of the Revolving Facility by an additional $50.0 million. The Credit Facility will mature on May 20, 2030.

DBMG entered into the Credit Facility in order to fully repay DBMG’s existing debt obligations and provide additional working capital capacity.

The obligations of the Borrowers under the Credit Agreement are guaranteed by certain domestic subsidiaries of DBMG. As security for the Borrowers’ obligations under the Credit Agreement, (i) DBMG and its domestic subsidiaries have granted a first priority lien on substantially all their tangible and intangible personal property, including, without limitation, accounts receivable, equipment and the equity interests of certain of DBMG’s direct and indirect subsidiaries, and (ii) certain of the domestic subsidiaries of DBMG have granted a first priority lien on ten (10) parcels of real estate owned by such subsidiaries.

Interest on borrowings under the Credit Facility is a rate per annum equal to the greater of (a) 4.25% per annum, and (b) the rate per annum set forth based on the following Senior Funded Indebtedness to EBITDA ratio: (i) if the Senior Funded Indebtedness to EBITDA Ratio is less than 1.00 to 1.00, the Term SOFR Rate plus 2.50%; (ii) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 1.00 to 1.00 and less than 1.50 to 1.00, the Term SOFR Rate plus 2.75%; (iii) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00, the Term SOFR Rate plus 3.00%; and (iv) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 2.00 to 1.00, the Term SOFR Rate plus 3.25%. The initial interest rate on borrowings under the Credit Facility shall be set at the Term SOFR Rate plus 3.00%. Unless sooner paid in full, the outstanding principal balance of borrowings under the Credit Facility and all accrued but unpaid interest thereon shall be paid in full on the maturity date of the Credit Facility.

Borrowings under the Credit Facility may be repaid in whole at any time or in part in the amount of $1.0 million or a greater amount that is a multiple of $0.5 million. The Borrowers are required to make mandatory prepayments on the Credit Facility with proceeds received from issuances of debt, issuances of equity or receipt of capital contributions, events of loss and certain dispositions.

The Credit Agreement contains various usual and customary covenants that limit, among other things, the Borrowers’ ability and certain of its subsidiaries’ abilities to incur certain indebtedness, grant certain liens, merge or consolidate, sell assets, enter into acquisitions, enter into affiliate transactions, prepay subordinated debt, make investments and pay dividends. In addition, the Borrowers are required to maintain the following financial covenants:

•a Fixed Charge Coverage Ratio at the last day of any fiscal quarter not to be less than 1.25 to 1.00 for the four fiscal quarters ending on such day; and
•a Senior Funded Indebtedness to EBITDA Ratio as of the last day of any fiscal quarter not to be greater than 2.50 to 1.0.

The Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal or interest, material inaccuracy of representations and warranties, default under covenants, bankruptcy and insolvency events, unsatisfied material judgments, ERISA, loan documents not being valid, collateral documents failing to create a valid and perfected first priority security interest, and a change of control. If an event of default occurs, the Lenders will be able to accelerate the maturity of the Credit Facility and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement
On May 20, 2025, concurrently with DBMG’s entry into the Credit Agreement described under Item 1.01 hereof, DBMG terminated that certain Credit Agreement, dated as of May 27, 2021, by and among DBM Global Inc., the other Borrowers listed on Schedule 1.1 thereto, the Lenders, which are party thereto from time to time and UMB Bank, n.a., a national banking association, as Letter of Credit Issuer and as Administrative Agent, and amended by First Amendment to Credit Agreement, dated August 2, 2022, Second Amendment to Credit Agreement, dated December 12, 2023, and Third Amendment to Credit Agreement, dated June 28, 2024 (as amended, the “Existing Credit Agreement”). A description of the terms and conditions of the Existing Credit Agreement that are material to INNOVATE was previously disclosed by INNOVATE in its Current Report on Form 8-K filed on May 27, 2021, Quarterly Reports on Form 10-Q filed on November 2, 2022, and August 7, 2024, and Annual Report on Form 10-K filed on March 6, 2024, and are incorporated herein by reference. DBMG used a portion of the proceeds of the Credit Agreement described under Item 1.01, the description of which is incorporated herein by reference, to refinance the indebtedness under the Existing Credit Agreement, and thereafter terminated the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On May 20, 2025, INNOVATE issued a press release regarding the entry into of the Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of May 20, 2025, by and among DBM Global Inc., the other Borrowers listed on Schedule 1.1 thereto, the Lenders, which are party thereto from time to time and UMB Bank, n.a., a national banking association, as Letter of Credit Issuer and as Administrative Agent

99.1	Press Release dated May 20, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer